UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 23, 2010

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Nesbitt Avenue South Bloomington, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-1000

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on April 23, 2010.  There were 24,410,861 shares of our common stock entitled to vote at the meeting and a total of 22,112,471 shares (90.6%) were represented at the meeting.  Final voting results were as follows:

1.	Election of Director Matthew A. Drapkin: For 17,298,602 and Withheld 1,584,439.
2.	Election of Director Susan E. Knight: For 17,179,147 and Withheld 1,703,894.
3.	Election of Director David W. Smith: For 17,165,378 and Withheld 1,717,663.
4.	Approval of the Employee Stock Purchase Plan ("ESPP") as amended and restated effective January 1, 2010: For 16,970,213, Against 1,621,161, Abstain 291,667 and Broker Non-Votes 3,229,430.
5.	Approval of the 2006 Stock Incentive Plan ("2006 SIP") as amended and restated effective April 23, 2010: For 15,806,863, Against 2,784,504, Abstain 291,674 and Broker Non-Votes 3,229,430.
6.
Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010: For 22,095,357, Against 15,710 and Abstain 1,404.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLATO LEARNING, INC.

April 26, 2010                                                                        By                   /s/ Robert J. Rueckl
Robert J. Rueckl
Vice President and
Chief Financial Officer